EXHIBIT 23.1
                                                                  ------------




                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------


We consent to the incorporation by reference in the Registration Statements on Form S-8 for TBC Corporation's 1989 Stock Incentive Plan of our reports dated January 28, 2000, relating to the consolidated financial statements and financial statement schedule of TBC Corporation and its subsidiaries, as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998, and 1997, which reports are included in this Annual Report on Form 10-K.


                                                  PRICEWATERHOUSECOOPERS LLP




Memphis, Tennessee
February 11, 2000